SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2013

Contango Oil & Gas Company
(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-16317 (Commission File Number)	95-4079863 (I.R.S. Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002
(Address of Principal Executive Offices)

(713) 236-7400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 2, 2013 and the Company’s amendment to the Current Report on Form 8-K/A filed with the SEC on December 13, 2013 for the purpose of furnishing revised pro forma financial statements for the year ended December 31, 2013 that give effect to the Company's merger with Crimson Exploration Inc. (the "Merger") as if such event occurred on January 1, 2013.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

Financial statements for Crimson for the three and nine months ended September 30, 2013 were previously filed within the Company’s Current Report on Form 8-K filed with the SEC on November 12, 2013.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This unaudited pro forma financial statement gives effect to the Merger on the basis, and subject to the assumptions, set forth therein in accordance with Article 11 of Regulation S-X.

(c) Exhibits. The following exhibit is filed as part of this Current Report on Form 8-K/A:

Exhibit No.	Description of Document

99.2	Unaudited pro forma condensed combined statement of operations of Contango Oil & Gas Company for the year ended December 31, 2013, giving effect to the Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL AND GAS COMPANY

By:	/s/ E. JOSEPH GRADY
E. Joseph Grady
Senior Vice President and Chief Financial Officer

Dated: April 4, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.2	Unaudited pro forma condensed combined statement of operations of Contango Oil & Gas Company for the year ended December 31, 2013, giving effect to the Merger.

Exhibit 99.2
Contango Oil and Gas Company
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On October 1, 2013, Contango Oil & Gas Company (“Contango” or the "Company") and Crimson Exploration Inc. (“Crimson”), completed a merger transaction pursuant to which Crimson became a wholly-owned subsidiary of Contango (the “Merger”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of April 29, 2013, by and among Contango, Crimson and Contango Acquisition, Inc. (the “Merger Agreement”).

The Merger was accounted for using the acquisition method of accounting with Contango identified as the acquirer. Under the acquisition method of accounting, Contango records all assets acquired and liabilities assumed at their respective acquisition-date fair values at the effective time of closing. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 gives effect to the Merger as if such event occurred as of January 1, 2013.

The unaudited pro forma condensed combined statement of operations is provided for illustrative purposes only and is not intended to represent or be indicative of the results of operations of the combined company that would have been recorded had the Merger been completed as of the dates presented and should not be taken as representative of future results of operations or financial position of the combined company. The unaudited pro forma condensed combined statement of operations does not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that the Company may achieve with respect to the combined operations. Additionally, the pro forma statement of operations does not include non-recurring charges or credits and the related tax effects which resulted directly from the Merger. The unaudited pro forma condensed combined statement of operations should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the Company’s Transition Report on Form 10-K for the transition period from July 1, 2013 to December 31, 2013, the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2013 and the unaudited financial statements of Crimson for the three and nine months ended September 30, 2013 included in Contango's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commision (“SEC”) on November 12, 2013.

Contango Oil and Gas Company
Unaudited Pro Forma Condensed Combined Statement of Operations
for the Year Ended December 31, 2013
(In thousands except for per share amounts)

	Contango Historical	Crimson Historical	Pro Forma Adjustments		Contango Pro Forma Combined

REVENUES
Natural gas, oil and liquids sales	$164,121	$92,473	—		$256,594
Total revenues	164,121	92,473	—		256,594

EXPENSES
Operating expenses	32,091	10,371	—		42,462
Production and severance taxes	4,693	6,557	—		11,250
Exploration expenses	1,811	723	—		2,534
Depreciation, depletion and amortization	65,529	49,497	1,901	(i)	116,927
Impairment of natural gas and oil properties	776	2,123	—		2,899
General and administrative expenses	26,512	17,502	—		44,014
Total expenses	131,412	86,773	1,901		220,086

Gain from investments in affiliates, net of taxes	2,310	—	—		2,310
Other income (expense)
Interest expense	(1,171)	(18,992)	16,012	(ii)	(4,151)
Gain on Sale of Assets and return on investments	31,785	11	—		31,796
Other income (expense) and financing costs	(1,132)	(2,058)	—		(3,190)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	64,501	(15,339)	14,111		63,273
Income tax benefit (provision)	(23,139)	5,011	(4,981)	(iii)	(23,109)
NET INCOME (LOSS) AVAILABLE TO COMMON STOCK	$41,362	$(10,328)	$9,130		$40,164

NET INCOME (LOSS) PER SHARE:
Basic	$2.56				$2.11
Diluted	$2.56				$2.11
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	16,156		2,864	(iv)	19,020
Diluted	16,158		2,864	(iv)	19,025

See accompanying notes to the unaudited pro forma condensed combined statement of operations

Notes to the Unaudited Pro Forma Condensed Combined Statement of Operations

Note 1.      Basis of Presentation

The consolidated balance sheet of the Company as of December 31, 2013 included in the Company’s Transition Report on Form 10-K and Annual Report on Form 10-K/A includes the balance sheet of Crimson and its subsidiaries.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 is based on the historical condensed consolidated statement of operations of Contango for the year ended December 31, 2013, which includes results of operations of Crimson for the period from October 1, 2013 to December 31, 2013, and the condensed consolidated statement of operations of Crimson for the nine months ended September 30, 2013, adjusted to reflect the following items as though they had occurred on January 1, 2013:

•	The purchase price allocation for assets to be acquired and liabilities to be assumed in the Merger;

•	The issuance of 0.08288 shares of Contango common stock for each share of Crimson common stock, and the exchange of Crimson’s stock options to Contango’s stock options using the 0.08288 exchange rate;

•	The assumption by Contango of approximately $235.4 million of Crimson’s long-term debt;

•	The refinancing of Crimson’s Revolving Credit Agreement with a new revolving credit facility with an increased borrowing base;

•	Repayment of Crimson’s Second Lien Term Loan from cash on hand and borrowings under the new revolving credit facility.

The Crimson historical information included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2013 were derived from the unaudited consolidated statements of operations of Crimson included in the Contango Oil & Gas Current Report on Form 8-K filed with the SEC on November 12, 2013.

Certain reclassifications have been made to Crimson’s historical financial statements presented herein to conform to Contango’s historical presentation.

Note 2.      Assumptions and Adjustments

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2013

The unaudited pro forma amounts have been calculated after applying the Company's accounting policies and adjusting the results of Crimson to reflect the additional depletion that would have been charged assuming the fair value adjustment to oil and gas properties had been applied from January 1, 2013, together with the consequential tax effects.

(i)
The pro forma depletion, depreciation and amortization (“DD&A”) expense for the nine months ended September 30, 2013 was calculated based on the value of proved oil and gas properties acquired in connection with the Merger giving effect to the fair value adjustment to value of proved properties as a result of the acquisition accounting and estimated DD&A rate for the nine months ended September 30, 2013. This depletion rate was calculated by dividing production for the nine months ended September 30, 2013 by the total beginning of the period proved reserves calculated by adding back the production for the nine month period to the ending proved reserves as of September 30, 2013. The reduction in depletion is offset by $438 thousand for amortization of the debt issuance costs related to the debt refinancing which took take place upon closing of the Merger.

(ii)
Interest expense was reduced by $16 million for the year ended December 31, 2013 due to the repayment of the $175 million principal balance of the Second Lien Term Loan and $58.6 million senior secured revolving credit facility using cash available at the assumed merger date of January 1, 2013 and total borrowings of $110 million under the Company’s new revolving credit facility, as if such repayment had occurred on January 1, 2013 and elimination of expenses related to amortization of the original issue discount on the Second Lien Term Loan.

(iii)
To adjust the income tax provision for the estimated effects of combining Contango’s and Crimson’s operations and other pre-tax pro forma adjustments using a combined federal and state tax rate of 35.3% applicable to Crimson’s assets.

(iv)
To adjust earnings per share and weighted average common stock outstanding to reflect the issuance of approximately 3.9 million shares of Contango common stock for the Merger, as if these shares had been issued and outstanding since January 1, 2013. The pro forma diluted weighted average shares outstanding for the year ended December 31, 2013 does not include approximately 96 thousand option shares assumed issued in conjunction with the Merger because they are antidilutive.

The historical financial statements of Contango for the year ended December 31, 2013 include approximately $6.8 million of Merger related costs, including bankers success fees of $2.8 million and an accrued expense of $1.3 million related to a bonus payable to Mr. Joseph J. Romano as a result of successfully completing the Merger. These expenses are included in general and administrative expense in the Contango's historical condensed consolidated statement of operations for the respective period.

Pro forma net income for the year ended December 31, 2013 does not include $5.7 million of stock based compensation expenses related to vesting of Crimson stock options on October 1, 2013 as a result of the Merger, amortization of debt issuance cost of $0.8 million, amortization of the remaining balance of debt discount of $3.7 million for Crimson debt as of the date of the Merger, and $2.8 million bankers success fees; all of which were recognized in Crimson's results of operations for the one-day period of October 1, 2013 and are not consolidated in the Company’s historical results of operations for the year ended December 31, 2013. Pro forma net income also does not include a benefit related to the release of a deferred tax valuation allowance of $10.2 million in relation to the Merger. Although such expenses relate to the Merger, they do not represent recurring expenses and, therefore, are not included in the pro forma results of operations.

Summary Pro Forma Combined Oil and Natural Gas Production Data

The following table sets forth summary pro forma oil and natural gas production for the year ended December 31, 2013. This pro forma information gives effect to the Merger as if it occurred on January 1, 2013.

The Contango production data presented below was derived from its Annual Report on Form 10-K/A for the year ended December 31, 2013.

The Crimson production data for the nine months ended September 30, 2013 was derived from its unaudited financial statements for the nine months ended September 30, 2013 included in Contango’s Current Report on Form 8-K filed on November 12, 2013.

	Pro forma Production for the Year Ended
	December 31, 2013
	Contango	Crimson
	Historical (a) Year ended December 31, 2013	Historical Nine months ended September 30, 2013	Contango Pro Forma Combined

Oil (MBbl)	589	627	1,216
NGL (MBbl)	677	298	975
Natural Gas (MMcf)	20,624	5,415	26,039
Total (MMcfe) (b)	28,220	10,966	39,186

(a)	The total production of Contango does not include volumes attributable to Contango’s investment in Exaro Energy III LLC, which is accounted for as an equity investment.

(b)	Million cubic feet equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.